   As filed with the Securities and Exchange Commission on November 25, 1998
                                        REGISTRATION STATEMENT NO. 333-67123
                                        FORM T-1 NO. 22-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549-1004
                             ----------------------
                               AMENDMENT NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

      MOBIL OIL CORPORATION
          EMPLOYEE STOCK
       OWNERSHIP PLAN TRUST                             MOBIL CORPORATION
         A NEW YORK TRUST                            A DELAWARE CORPORATION
            13-6044149                                     13-2850309
      (I.R.S. EMPLOYER NO.)                           (I.R.S. EMPLOYER NO.)

                               3225 GALLOWS ROAD
                             FAIRFAX, VA 22037-0001
                        TELEPHONE NUMBER (703) 846-3000

                               AGENT FOR SERVICE
                           CAROLE J. YALEY, SECRETARY
                               MOBIL CORPORATION
                               3225 GALLOWS ROAD
                             FAIRFAX, VA 22037-0001
                         ------------------------------
                  PLEASE SEND COPIES OF ALL COMMUNICATIONS TO:

      RALPH N. JOHANSON, JR., ESQ.       CHARLES S. WHITMAN, III, ESQ.                   JAMES F. HAYDEN, ESQ.
            MOBIL CORPORATION                DAVIS POLK & WARDWELL                        WHITE & CASE L.L.P.
            3225 GALLOWS ROAD                 450 LEXINGTON AVENUE                    1155 AVENUE OF THE AMERICAS
         FAIRFAX, VA 22037-0001                New York, NY 10017                          NEW YORK, NY 10036

                        _______________________________

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the Registration Statement becomes effective.
          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

                         ------------------------------

          THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8, MAY DETERMINE.

          PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, THE PROSPECTUS INCLUDED IN THIS REGISTRATION STATEMENT ALSO RELATES TO $25,000,000 OF DEBT SECURITIES AND GUARANTIES OF THE DEBT SECURITIES REGISTERED AND REMAINING UNISSUED UNDER REGISTRATION STATEMENT NO. 33-34133-01 PREVIOUSLY FILED BY THE REGISTRANTS, IN RESPECT OF WHICH $6,250 HAS BEEN PAID TO THE COMMISSION AS FILING FEE.
================================================================================

                             SUBJECT TO COMPLETION

                                 PROSPECTUS


                             MOBIL OIL CORPORATION
                         EMPLOYEE STOCK OWNERSHIP PLAN
                                     TRUST


                                DEBT SECURITIES


                                 GUARANTEED BY
                               MOBIL CORPORATION


          We may from time to time sell up to $500,000,000 aggregate initial public offering price of our debt securities. Mobil Corporation will unconditionally guarantee our obligations to pay principal and interest on the debt securities. We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

                                 ______________


          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                                 _____________





     (Once the registration statement is declared effective, the date of the prospectus will be inserted here.)


The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                               TABLE OF CONTENTS



WHERE YOU CAN FIND MORE INFORMATION ............................2

MOBIL OIL CORPORATION EMPLOYEE STOCK OWNERSHIP PLAN TRUST ......4

USE OF PROCEEDS ................................................6

MOBIL CORPORATION ..............................................6

DESCRIPTION OF SECURITIES ......................................7

PLAN OF DISTRIBUTION ..........................................14

LEGAL OPINIONS ................................................15

EXPERTS .......................................................15

          You should rely only on the information contained in this document or that we have referred you to. We have not authorized anyone to provide you with information that is different. Just because we send you this prospectus or offer or sell any of the securities to you, you should not assume that there hasn't been any change in the affairs of the Mobil Oil Corporation Employee Stock Ownership Plan Trust (the "ESOP Trust") or Mobil Corporation ("Mobil") since the date of this prospectus. This prospectus is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted or to any person who is not permitted to buy these securities.


                      WHERE YOU CAN FIND MORE INFORMATION

          Mobil files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). You can inspect and copy this information at the public reference facilities of the SEC, in Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, Suite 1300, New York, N.Y. 10048; and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661. You can access these materials electronically by means of the SEC's home page on the Internet (http:\\www.sec.gov). You can also inspect these materials at the New York Stock Exchange. You can obtain copies from the SEC by mail at prescribed rates. Requests should be directed to the SEC's Public Reference Section, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

          The Employees Savings Plan of Mobil Oil Corporation (the "Plan") files an annual report with the SEC which contains information with respect to the ESOP Trust. The Plan includes both the ESOP Trust and other assets unrelated to the ESOP Trust. Although such other assets are reflected in the annual financial statements of the Plan, investors will not have recourse against such other assets.

          The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring to those documents. The information we incorporate by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supercede this information. We incorporate by reference the following documents which have been filed by Mobil with the SEC (File No. 1-7555):

 .    Mobil's Annual Report on Form 10-K for the year ended December 31, 1997;

 .    Mobil's Quarterly Reports on Form 10-Q for the quarters ended March 31,
     1998, June 30, 1998 and September 30, 1998; and

 .    Mobil's Current Reports on Form 8-K filed on January 28, February 4, April
     9, April 22, July 22 and October 28, 1998.

          We also incorporate by reference the following document which has been filed by the Plan with the SEC (File No. 33-18130):

 .    The Plan's Annual Report on Form 11-K for the fiscal year ended January 31,
     1998.

          We also incorporate by reference all documents filed by Mobil, the ESOP Trust or the Plan pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before we stop offering the debt securities from the date those documents are filed with the SEC.

          You may obtain copies of these documents without charge from the Secretary of Mobil, 3225 Gallows Road, Fairfax, VA 22037-0001 (telephone number
(703) 846-3000). Copies of the above Mobil documents may also be accessed electronically on Mobil's home page on the Internet (http:\\www.mobil.com).

           MOBIL OIL CORPORATION EMPLOYEE STOCK OWNERSHIP PLAN TRUST

HISTORY

     Mobil Oil Corporation ("Mobil Oil") is Mobil's principal operating subsidiary in the United States. The Plan provides eligible employees of Mobil and its participating subsidiaries with an equity interest in Mobil. The Plan is intended to be a tax-qualified plan, as described in Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), and includes the ESOP which is intended to satisfy the requirements of an employee stock ownership plan described in Section 4975(e)(7) of the Internal Revenue Code. Assets of the ESOP are intended to be invested in "employer securities" (as defined in Section 409(1) of the Internal Revenue Code), including shares of convertible preferred stock of Mobil. The Plan (including the ESOP) and the ESOP Trust are subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Bankers Trust Company (together with its successors under the ESOP Trust, the "ESOP Trustee") is trustee of the ESOP Trust. The ESOP Trustee holds the assets of the ESOP in trust for the benefit of participants in the ESOP.

     The ESOP Trust initially acquired 102,894 shares of Series B ESOP Convertible Preferred Stock of Mobil on November 22, 1989 at a cost of $7,775 per share for a total of $800,000,850. The purchase price of the preferred stock was paid from the proceeds of a loan by a syndicate of banks in the principal amount of $800,000,000 and a cash contribution by Mobil Oil Corporation to the ESOP in the amount of $850. On February 28, 1990, the ESOP Trust refinanced the $800,000,000 bank syndicate loan with the proceeds received from a public offering of its 9.17% Sinking Fund Debentures Due February 29, 2000, which debentures were guaranteed by Mobil.

     On April 2, 1990, the ESOP Trust filed a Registration Statement on
Form S-3 pursuant to which the ESOP Trust proposed to offer up to $300,000,000 debt securities guaranteed by Mobil. The ESOP Trust has issued these debt securities from time to time to refinance the sinking fund debentures. Between February 1994 and the date hereof the ESOP Trust has issued $275,000,000 of medium term notes and such principal amount remains outstanding.

     In 1997 Mobil's common stock was split two-for-one. In accordance with the terms of the preferred stock, the preferred stock was also split two-for-one. This split doubled the number of shares of preferred stock from 86,911.681902 to 173,823.363804, and the conversion price, the liquidation price and the dividend rate were adjusted accordingly.

     The assets of the ESOP Trust as of September 30, 1998, consisted principally of 166,791 shares of preferred stock, of which 86,583 shares have been allocated to participants' accounts.

THE PREFERRED STOCK

     The following is a brief summary of certain provisions of the preferred stock. It is not complete. For a complete description, see the Certificate of Designation, Preferences and Rights of Series B ESOP Convertible Preferred Stock dated and filed in the office of the Secretary of State of the State of Delaware on November 22, 1989; a copy of that certificate was also filed as an exhibit to the registration statement on Form S-3 (No. 33-32651) filed by the ESOP Trust and Mobil.

     . Only the ESOP Trustee or other similar trustee may hold the preferred stock. Any time the preferred stock is transferred by any trustee, the preferred stock automatically converts into Mobil common stock.

     . Each share of the preferred stock is convertible into 100 shares of Mobil common stock at a conversion price of $38.875 per share of common stock.

     . Each share of preferred stock has a liquidation price of $3,887.50, bears regular dividends of $300 per annum, accrued daily, and is entitled to supplemental dividends in certain circumstances.

     . Each share of preferred stock is entitled to 100 votes per share. The preferred stock votes together with Mobil common stock as a single class on all matters, except that the preferred stock votes separately as a class on any matter which would adversely affect the preferred stock.

     . The preferred stock is redeemable in certain instances at the option of Mobil and in others instances at the option of the holder.

     . The terms of the preferred stock are subject to adjustment to avoid dilution in certain circumstances.

     . The preferred stock ranks higher than Mobil's Series A Junior Participating Preferred Stock, the only other series of preferred stock currently authorized.

THE DEBT SECURITIES

     The agreement establishing the ESOP Trust permits the ESOP Trust to issue debt in such amounts and upon such terms and conditions as are advisable or proper to carry out the purposes of the ESOP Trust. The agreement is in accordance with the provisions of Section 408(b)(3) of ERISA and
Section 4975(d)(3) of the Internal Revenue Code, and regulations thereunder.

     Mobil will unconditionally guarantee the ESOP Trust's obligations to pay principal and interest on the debt securities. Holders of the securities will have virtually no recourse against the ESOP Trust and therefore should not rely on the ESOP Trust in making any investment decision to purchase the securities.

     The Plan and the ESOP Trust may be amended at any time by Mobil Oil, subject to certain limitations. While Mobil Oil currently intends to continue the ESOP, the Plan, the ESOP and the ESOP Trust may be terminated by Mobil Oil, subject to applicable law. In the event the ESOP Trust is terminated, Mobil will assume the obligation to pay principal and interest on the debt securities and the other obligations of the ESOP Trust under the indenture.

                                USE OF PROCEEDS

     The ESOP Trust will use the proceeds of the sale of any of the debt securities to refinance the debentures and other indebtedness incurred in refinancing the debentures. Sale proceeds may be held in cash or invested in cash equivalents until the proceeds are used to refinance other debt.


                               MOBIL CORPORATION

GENERAL

     Mobil was incorporated in the State of Delaware in March 1976 and operates primarily as a holding company. Its principal executive offices are located at 3225 Gallows Road, Fairfax, VA 22037-0001 (Telephone (703) 846-3000).

     Mobil's principal business, which is conducted primarily through wholly owned subsidiaries, is in the U.S. and international energy industries. It has many affiliates throughout the world -- separately incorporated and independently operated -- that are engaged in petroleum operations. Mobil is also involved in chemicals. Mobil, through its consolidated subsidiaries, has business interests in about 140 countries and employed approximately 42,700 people worldwide at December 31, 1997.

RATIO OF EARNINGS TO FIXED CHARGES (UNAUDITED)

Mobil's ratios of earnings to fixed charges (unaudited) are as follows:

                                            Year Ended December 31,
                                         ----------------------------
                                         1993  1994  1995  1996  1997
                                         ----  ----  ----  ----  ----
Mobil Corporation......................  5.7(a) 5.3   5.9   7.8   8.1


     These computations include Mobil, its consolidated subsidiaries and companies accounted for using the equity method. "Earnings" are determined by adding "total fixed charges" (excluding capitalized interest), to earnings from continuing operations before income taxes, eliminating equity in undistributed earnings and adding back losses of companies accounted for using the equity method. "Total fixed charges" consists of (1) interest on all indebtedness, (2) amortization of debt discount or premium, (3) interest capitalized and (4) an interest factor attributable to rents.

     For the years ended December 31, 1993, 1994, 1995, 1996 and 1997, Fixed Charges exclude $31 million, $37 million, $28 million, $24 million and $29 million, respectively, of interest expense attributable to debt issued by the Mobil Oil Corporation Employee Stock Ownership Plan Trust and guaranteed by Mobil.

(a) Excludes the favorable effect of $205 million of interest benefits from the resolution of prior-period tax issues.

                           DESCRIPTION OF SECURITIES

     This prospectus describes certain general terms and provisions of the debt securities. When the ESOP Trust offers to sell a particular series of debt securities, it will describe the specific terms for the securities in a supplement to this prospectus. The ESOP Trust will also indicate in the supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

     The securities will be issued under an indenture, dated February 1, 1990, among the ESOP Trust, Mobil and U.S. Bank Trust National Association, successor to Continental Bank, National Association, as indenture trustee. We have summarized select portions of the indenture below. The summary is not complete. The indenture has been incorporated by reference as an exhibit to this registration statement and you should read the indenture for provisions that are important to you. In the summary below, we have included references to the section numbers in the indenture so that you can easily locate those provisions. Capitalized terms used in the summary have the meanings specified in the indenture.

GENERAL

     The ESOP Trust can issue an unlimited amount of securities under the indenture. It will set forth in the prospectus supplement (including any pricing supplement) the following terms of any series of any debt securities:

     .  the title of the debt securities;

     .  any limit on the aggregate principal amount of the debt securities;

     . the date or dates on which the ESOP Trust will pay the principal on the debt securities;

     . the rate or rates, if any, at which the debt securities will bear interest;

     . the date or dates from which interest will accrue and on which the interest will be payable;

     .  the record date for the interest payable on any interest payment date;

     . the basis upon which the interest shall be calculated if other than a 360-day year of twelve 30-day months;

     . the place or places where the principal of and interest on the debt securities will be payable;

     .  any redemption or sinking fund provisions;

     . the portion of the principal amount of securities of the series which will be payable upon declaration of acceleration of the maturity date, if other than the principal amount;

     . any index used to determine the amount of payments of principal of and interest on the debt securities; and

     . any other terms of the debt securities, which may modify or delete any provision of the indenture as it applies to that series. (Sections 2.01 and 2.02.)

     The securities will be issued in fully registered form and, unless otherwise indicated in the prospectus supplement, will be issued in denominations of $1,000 and integral multiples thereof. The securities may also be issued pursuant to a book-entry system.

     You may transfer the securities by surrendering the certificate representing those securities to the ESOP Trust's transfer agent. The prospectus supplement will describe how principal and interest on transferred securities will be payable.

     Any payment by the ESOP Trust to the indenture trustee that is not claimed by a holder of the securities within two years after the date that payment is made will be returned to the ESOP Trust. The holder of that security will look only to the ESOP Trust or to Mobil for payment. Any payment by Mobil to the indenture trustee under the guaranties that is not claimed by a holder of the securities within two years after that payment is made will be returned to Mobil. The holder of that security will look only to Mobil for payment. (Section 8.03.)

     Securities may be issued as original issue discount securities to be sold at a substantial discount from their principal amount. In the event that the securities are sold as original issue discount securities, special federal income tax, accounting and other considerations applicable to original issue discount securities will be described in the prospectus supplement. "Original issue discount securities" means (i) any security which provides for an amount less than the stated principal amount to be due and payable upon an acceleration of the maturity pursuant to the indenture and (ii) any other security which for United States federal income tax purposes would be considered an original issue discount security. (Section 1.01.)


GUARANTY

     Mobil will fully, unconditionally and irrevocably guarantee the due and punctual payment of the principal of and interest on the securities. Mobil's obligations under the guaranties are unconditional, irrespective of any invalidity, illegality, irregularity or unenforceability of any security or the indenture. The guaranties include a waiver by Mobil of diligence, presentment, demand of payment, any right to require a proceeding first against the ESOP Trust, protest or notice and all demands whatsoever with respect to the securities. The guaranties will not be affected by any legal prohibition that may prevent the ESOP Trust from making payments in respect of the securities.

     The guaranties of Mobil will be unsecured obligations of Mobil and will rank equally with all other unsecured and unsubordinated obligations of Mobil. Mobil will have limited rights of subrogation in the event of payment under the guaranties. (Section 2.15.)


EXCHANGE OF SECURITIES

     The securities may be exchanged for an equal aggregate principal amount of securities of the same series and date of maturity in authorized denominations. To exchange the securities the holder must surrender the securities to the ESOP Trust's exchange agent and the holder must satisfy the other requirements of that agent.


COVENANTS

     The ESOP Trust has agreed to pay the principal of and interest on the securities on the dates and in the manner provided in the indenture. (Section 4.01.)

     Mobil has agreed to file with the indenture trustee copies of the annual reports and information, documents and other reports which Mobil or the ESOP Trust may be required to file with the SEC or comparable information if Mobil is not required to file such information, documents and reports. (Section 4.02.)

     In addition, Mobil has agreed to make (or cause its participating subsidiaries to make) cash contributions to the ESOP Trust on or prior to each date on which payment of principal of or interest on the securities is due in amounts which, together with any other assets available for payment, will be sufficient to timely make principal or interest payments, subject to the following exceptions:

     . if Mobil Oil terminates, modifies or amends the Plan, the ESOP or the ESOP Trust (as it is permitted to do); or

     . if a contribution by Mobil is inconsistent with the requirements of ERISA or the Internal Revenue Code.

If Mobil cannot or does not make these cash contributions to the ESOP Trust, the obligations of Mobil pursuant to the guaranties shall continue in full force and effect as described under "Guaranty" above. (Section 4.03.)

SUCCESSORS

     Neither the ESOP Trust nor Mobil may consolidate with, merge with or be merged into, or transfer or lease all or substantially all of its property and assets to another entity unless:

     . the successor entity assumes all the obligations of its predecessor under the indenture and the debt securities or the guaranties, as the case may be; and

     . after giving effect to the transaction, no Default or Event of Default shall have occurred and be continuing; and,

     . as to Mobil, its successor shall be a United States corporation. (Section 5.01 and 5.02.)

     Mobil or one of its a subsidiaries may assume the payment of the principal of and interest on all securities issued under the indenture and the performance of every covenant of the indenture on behalf of the ESOP Trust. Upon such assumption, Mobil or the applicable subsidiary shall have the same rights and obligations as the ESOP Trust under the indenture, and the ESOP Trust shall be released from its liability under the indenture. (Section 5.03.)


DISCHARGE OF INDENTURE

     The indenture provides that the ESOP Trust and Mobil reserve the right to terminate their obligations under the indenture, the securities, the guaranties, or the securities of any series, including the guaranties for that series. The ESOP Trust and Mobil's obligations will be terminated upon the irrevocable deposit with the indenture trustee of cash or U.S. Government Obligations sufficient to pay, when due, the principal of and any interest on all the securities or all the securities of such series, as the case may be. The indenture trustee will apply the deposited money and the money from U.S. Government Obligations to the payment of principal of and interest on the securities of each series in respect of which the deposit shall have been made. The indenture also provides that Mobil will pay and indemnify the indenture trustee and each holder of securities of each series for which the deposit shall have been made against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such obligations. (Sections 8.01, 8.02 and 8.04.)


EVENTS OF DEFAULT

     The following events are "Events of Default" with respect to a series of securities:

     . default for 30 days in the payment of interest on any security of that series or of any sinking fund obligation or of any installment of principal and interest prior to final maturity on amortizing securities;

     .  default in the payment of the principal of any security of that series;

     . failure by the ESOP Trust or Mobil for 90 days after notice to comply with any of its other agreements with respect to the securities of that series set forth in the indenture or in any supplemental indenture under which the securities of that series may have been issued (other than covenants relating only to other series) or in the guaranties of the securities of that series;

     .  certain events of bankruptcy or insolvency of Mobil;

     . an unrescinded acceleration under the indenture dated as of July 1, 1976, between Mobil and The Chase Manhattan Bank (National Association), trustee;

     . an unrescinded acceleration under the indenture dated as of September 15, 1982, between Mobil and The Bank of New York, trustee;

     . an unrescinded acceleration under the indenture dated as of October 1, 1986, between Mobil and Manufacturers Hanover Trust Company, trustee; and

     . an unrescinded acceleration under the indenture dated as of January 1, 1988, among Mobil Oil Canada Ltd., as issuer, Mobil, as guarantor, and Manufacturers Hanover Trust Company, as trustee.

     A payment default with respect to one series is not a default with regard to any other series of securities issued pursuant to the indenture.
(Section 6.01.)

     If an Event of Default occurs with respect to debt securities of any series and is continuing, the indenture trustee or the holders of at least 25% in principal amount of all of the outstanding securities of that series may declare the principal (or, if the securities of that series are original issue discount securities, that portion of the principal amount as may be specified in the terms of that series) of, and any accrued interest on, all the securities of that series to be due and payable. Securities of all other series will not be affected. An acceleration will not be enforceable against the ESOP Trust or the assets thereof, but such limitation on enforceability will not prevent any holder from enforcing that holder's rights against Mobil under the guaranties, giving full effect to such acceleration. (Section 6.02.)

     Holders of securities may not enforce the indenture, the securities of any series or the guaranties except as provided in the indenture. (Section 6.06.) The indenture trustee may require indemnity satisfactory to it before it enforces the indenture, the securities or the guaranties. (Section 7.01(e).) Subject to certain limitations, holders of a majority in principal amount of the securities of each series affected may direct the indenture trustee in its exercise of any trust power with respect to securities of that series. (Section 6.05.) The indenture trustee may withhold from holders of securities notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests.) (Section 7.05.)


AMENDMENT AND WAIVER

     Subject to certain exceptions, the ESOP Trust, Mobil and the indenture trustee may amend or supplement the indenture and the securities with the consent of the holders of a majority in principal amount of the outstanding securities of each series affected by the amendment or supplement and the guaranties may be waived with the consent of the holders of a majority in principal amount of outstanding securities of each series affected by such waiver. However, without the consent of each affected holder of securities, the ESOP Trust, Mobil and the indenture trustee may not:

     . reduce the amount of securities whose holders must consent to an amendment or waiver;

     . reduce the rate of or change the time for payment of interest on any security;

     .  reduce the principal of, or change the fixed maturity of, any security;

     . waive a default in the payment of the principal of or interest on any security;

     . make any security payable in money other than that stated in the security; or

     . make any changes in the provisions concerning the waiver of past defaults, the right of holders of securities to receive payment and to institute suit to enforce that right, or limitations on amendments and waivers. (Section 9.02.)

     The ESOP Trust, Mobil and the indenture trustee may be amend or supplement the indenture without the consent of any holder of securities:

     . to cure any ambiguity, defect or inconsistency in the indenture or in the securities of any series;

     .  to secure the securities;

     . to provide for the assumption of all the obligations of Mobil under the indenture and the guaranties in connection with a merger, consolidation or transfer or lease of Mobil's property and assets substantially as an entirety as provided for in the indenture;

     . to provide for the assumption by Mobil or a subsidiary thereof of all obligations of the ESOP Trust under the securities and the indenture;

     . to provide for the issuance of, and establish the form, terms and conditions of, a series of securities or guaranties to be endorsed thereon or to establish the form of any certifications required to be furnished pursuant to the indenture or any series of securities;

     . to provide for uncertificated securities in addition to or in place of certified securities;

     . to add to rights of holders of securities or surrender any right or power conferred on the ESOP Trust or Mobil; or

     . to make any change that does not adversely affect the rights of any holder of securities. (Section 9.01.)


TAXATION

     Purchasers of the securities will not be entitled to exclude from their federal gross income any portion of the interest received for such securities under former Section 133 of the Internal Revenue Code.


LIMITATIONS ON RECOURSE

     Holders of the securities will have no recourse against the assets of the ESOP Trust, or any other assets related to the Plan or the ESOP, except that such holders generally will have rights to payment out of the following assets of the ESOP Trust:

     . cash contributions made by Mobil (or its participating subsidiaries) to the ESOP Trust to enable it to meet its obligations under the securities and earnings attributable to such contributions; and

     . employer securities not allocated to the accounts of participants in the ESOP Trust, and earnings thereon, to the extent permitted by ERISA and the Internal Revenue Code.

     Under certain circumstances, it is possible that the ESOP Trust may be precluded by the provisions of the Internal Revenue Code and ERISA from applying such assets to the repayment of securities. The principal limitations on the right of recourse against assets of the ESOP Trust are:

     . a prohibition against acceleration, upon an Event of Default, of the ESOP Trust's obligations under any securities held by persons related to the ESOP Trust (which limitation is, for ease of administration, given effect in the indenture by means of a general prohibition against acceleration by any holder of securities against the ESOP Trust), and

     . limitations imposed by the Internal Revenue Code on the amount permitted to be contributed under the Plan and the ESOP for the purpose of paying obligations under the securities.

     The Plan includes both the ESOP Trust and other assets unrelated to and held separately from the ESOP Trust. Although such other assets will be reflected in the Plan's annual financial statements, holders of securities will have no recourse against such other assets.

     The ESOP Trustee has executed the indenture and will execute the securities solely in its capacity as trustee under the agreement creating the ESOP Trust and with the concurrence of Mobil. Neither the ESOP Trustee nor any director, officer, employee or stockholder, as such, of the ESOP Trustee or of Mobil nor any assets of the Plan which are not part of and subject to the ESOP Trust shall have any liability for any obligation of the ESOP Trust or Mobil under the securities, the guaranties or the indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each holder of securities by accepting a security will be deemed to waive and release all such liability.

     Notwithstanding the foregoing, the obligations of Mobil pursuant to the guaranties shall continue in full force and effect as described above.


CONCERNING THE INDENTURE TRUSTEE

     U.S. Bank Trust National Association, the successor trustee to Continental Bank, National Association is the indenture trustee. Mobil and certain of its affiliates maintain banking relationships in the ordinary course of business with the indenture trustee.


GOVERNING LAW

     The indenture, the securities and the guaranties will be governed by and construed in accordance with the laws of the State of New York.


                              PLAN OF DISTRIBUTION

GENERAL

     The ESOP Trust may sell the securities directly to purchasers, through agents, dealers or underwriters or through a combination of any such methods of sale.

     The ESOP Trust may distribute the securities from time to time in one or more transactions either:

     .  at a fixed price or prices, which may be changed;

     .  at market prices prevailing at the time of sale;

     .  at prices related to such prevailing market prices; or

     .  at negotiated prices.

     Offers to purchase securities may be solicited directly by the ESOP Trust or its agents may solicit offers to purchase the securities from time to time. The prospectus supplement will include the name of any agent involved in the offer or sale of the securities, and any commissions payable by Mobil to that agent.

     If a dealer is used in the sale of the securities, the ESOP Trust will sell the securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by that dealer at the time of resale.

     If an underwriter or underwriters are used in the sale of the securities, the ESOP Trust and Mobil will enter into an underwriting agreement with that underwriter or underwriters at the time of sale to them and the names of the underwriters will be set forth in the prospectus supplement, which will be used by the underwriters to make resales of the securities.

     The ESOP Trust and Mobil may enter into agreements to indemnify underwriters, dealers, agents and other persons against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended.


DELAYED DELIVERY ARRANGEMENTS

     If indicated in the prospectus supplement, Mobil will authorize underwriters, dealers or other persons acting as the ESOP Trust's agents to solicit offers from certain institutions to purchase securities from the ESOP Trust pursuant to contracts providing for payment and delivery on a future date or dates. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by Mobil. The obligations of any purchaser under any such contract will not be subject to any conditions except that (a) the purchase of the securities shall not be prohibited under the laws of the jurisdiction to which that purchaser is subject and (b) if the securities are also being sold to underwriters, the ESOP Trust will sell to those underwriters the securities not sold for delayed delivery. The underwriters, dealers and such other persons will not have any responsibility in respect of the validity or performance of such contracts.


                                 LEGAL OPINIONS

     Ralph N. Johanson, Jr., Managing Counsel, Corporate, Finance and Securities of Mobil, issued an opinion on the legality of the securities and the guaranties. Mr. Johanson has an interest in certain securities of Mobil.

     On behalf of dealers, underwriters or agents, Davis Polk & Wardwell will issue an opinion on certain legal matters in connection with the offering of the securities and the guaranties.


                                    EXPERTS

     Ernst & Young LLP, independent auditors, have audited Mobil's consolidated financial statements included in Mobil's Annual Report on Form 10-K for the year ended December 31, 1997, as set forth in their report, which is incorporated in this registration statement by reference. Mobil's consolidated financial statements are incorporated by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     Ernst & Young LLP, independent auditors, have audited the Plan's financial statements included in the Plan's Annual Report on Form 11-K for the fiscal year ended January 31, 1998, as set forth in their report, which is incorporated in this registration statement by reference. The

Plan's financial statements are incorporated by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Securities and Exchange Commission Filing Fee......................... $132,050
Rating Agency Fees....................................................   50,000*
Fees and Expenses of Indenture Trustee................................    5,000*
Printing and Engraving Securities.....................................    5,000*
Printing and Distribution of Registration Statement, Prospectus,
  Prospectus Supplements, Distribution Agreement, Underwriting
  Agreement, Indenture and Miscellaneous Material.....................   50,000*
Accountants' Fees and Expenses........................................   40,000*
Legal Fees and Expenses...............................................   50,000*
Blue Sky Fees and Expenses............................................   30,000*
Miscellaneous Expenses................................................   50,000*
                                                                       --------
            Total..................................................... $412,050*
                                                                       ========

__________
* Estimated



ITEM 15.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Reference is made to the provisions of Article VI of Mobil's By-Laws filed as Exhibit 3-b hereto.

Section 145 of the General Corporation Law of Delaware, to which reference is hereby made, contains provisions for the indemnification of directors and officers on terms substantially identical to those contained in Mobil's By-Laws.

Mobil has obtained a Directors and Officers liability insurance policy, effective November 1, 1997, issued by National Union Fire Insurance Company, and excess insurance policies issued by various commercial underwriters effective the same or later dates, pursuant to which the directors and certain officers of Mobil are insured against certain liabilities they may incur in their respective capacities.

Mobil has obtained a pension trust liability policy, effective May 1, 1996, issued by National Union Fire Insurance Company, pursuant to which Mobil, the Plan and other persons are insured against certain liabilities they may incur in connection with alleged breaches of fiduciary duty.

Mobil has agreed to hold harmless the ESOP Trustee and its directors, officers, employees and agents, from and against certain liabilities including liabilities
(i) arising out of certain statements contained in or omissions from any instrument, document or other material in respect of any acquisition, holding, registration, valuation or disposition of Mobil stock or offering of Securities or any omission or alleged omission with respect to the foregoing, subject to certain exceptions, or (ii) arising out of certain statements or omissions in any registration statement or prospectus or any amendment or supplement.

     Any agents, dealers or underwriters, who execute any of the agreements filed as Exhibit 1-a or 1-b to this registration statement, will agree to indemnify Mobil's directors and officers and the ESOP Trust and its affiliates against certain liabilities which might arise under the Securities Act from information furnished to Mobil by or on behalf of any such indemnifying party.

ITEM 16.   EXHIBITS.

1-a Form of Underwriting Agreement. Incorporated by reference to Exhibit 1-a to Registration Statement on Form S-3 (No. 33-34133-01) filed April 2, 1990.

1-b Form of Distribution Agreement. Incorporated by reference to Exhibit 1-b to Registration Statement on Form S-3 (No. 33-34133-01) filed April 2, 1990.

3-a Copies of the following: (i) Certificate of Incorporation of Mobil Corporation, as amended, in effect May 20, 1997. Incorporated by reference to Exhibit 3(i).1 filed on Form 8-K, July 11, 1997; (ii) Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock of Mobil Corporation dated April 25, 1986. Incorporated by reference to Exhibit 3-(a)(ii) to the Registration Statement on Form S-3 (No. 33-32651), filed under Form SE dated December 14, 1989; and (iii) Certificate of Designation, Preferences and Rights of Series B ESOP Convertible Preferred Stock of Mobil Corporation, as amended in effect May 20, 1997. Incorporated by reference to Exhibit 3(i).2 filed on Form 8-K, July 11, 1997.

3-b Copy of By-Laws of Mobil Corporation as amended to February 27, 1998. Incorporated by reference to Exhibit 3.4 filed on Form 8-K, April 9, 1998.

4-a Indenture dated as of February 1, 1990 among Mobil Oil Corporation Employee Stock Ownership Plan Trust, Mobil Corporation and Continental Bank, National Association. Incorporated by reference to Exhibit 4-a to Amendment No. 1 to Registration Statement on Form S-3 (No. 33-32651) filed February 13, 1990.

4-b Forms of Securities. Incorporated by reference to Exhibit 4-b to Registration Statement on Form S-3 (No. 33-34133-01) filed April 2, 1990.

5* Opinion of Ralph N. Johanson, Jr., Managing Counsel, Corporate, Finance and Securities of Mobil Corporation, as to the legality of the securities and the guaranties to be issued.

12*   Computation of Ratio of Earnings to Fixed Charges (Unaudited).

23-a* Consent of Ralph N. Johanson, Jr., Managing Counsel, Corporate, Finance and Securities of Mobil Corporation, is contained in his opinion filed as
      Exhibit 5.

23-b* Consent of Ernst & Young LLP, Independent Auditors.

24-a* Powers of Attorney -- Mobil Corporation.

24-b* Certified copy of Resolution of the Board of Directors of Mobil
      Corporation.

25*   Statement of Eligibility of Trustee.

99 Mobil Oil Corporation Employee Stock Ownership Plan Trust Agreement dated November 21, 1989. Incorporated by reference to Exhibit 28 to Registration Statement on Form S-3 (No. 33-32651) filed under Form SE on December 14, 1989.

______________
*Previously filed.

ITEM 17.   UNDERTAKINGS.

     Each undersigned registrant hereby undertakes, with respect to itself, as appropriate:

          (a)(1) to file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by such registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

          (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

          (b) that, for purposes of determining any liability under the Securities Act of 1933, each filing of such registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of
     1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Mobil Corporation pursuant to the foregoing provisions, or otherwise, Mobil Corporation has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Mobil Corporation of expenses incurred or paid by a director, officer or controlling person of Mobil Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Mobil Corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, the Registrant named below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or Amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and State of New York, on the 25th day of November, 1998.


                                    MOBIL OIL CORPORATION EMPLOYEE
                                    STOCK OWNERSHIP PLAN TRUST  STOCK OWNERSHIP
                                    TRUST PLAN


                                    By Bankers Trust Company, not in
                                    its individual corporate capacity but solely as Trustee


                                    By /s/ Douglas W. Doucette
                                       ------------------------
                                      Douglas W. Doucette
                                      Managing Director

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant named below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or Amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in Fairfax, Virginia , on the 25th day of November, 1998.

                                    MOBIL CORPORATION

                                    By /s/ Gordon G. Garvey
                                       -------------------------------------
                                      (Gordon G. Garney, as Attorney-in-Fact)

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

PRINCIPAL EXECUTIVE OFFICER:
Lucio A. Noto*                      Director, Chairman of the
                                    Board and Chief Executive Officer

PRINCIPAL FINANCIAL OFFICER:
Harold R. Cramer*                   Executive Vice President and Chief Financial
                                    Officer

PRINCIPAL ACCOUNTING OFFICER:
Steven L. Davis*                    Controller and Principal
                                    Accounting Officer

DIRECTORS:
Lewis M. Branscomb*
Donald V. Fites*
Charles A. Heimbold, Jr.*
Allen F. Jacobson*
Samuel C. Johnson*
Helene L. Kaplan*
J. Richard Munro*
Aulana L. Peters*
Eugene A. Renna*
Charles S. Sanford, Jr.*
Robert G. Schwartz*
Iain D.T. Vallance*

*By /s/ Gordon G. Garney
    -------------------------------------
   (Gordon G. Garney, as Attorney-in-Fact)

________________
* by power of attorney authorizing Gordon G. Garney to execute the Registration Statement and amendments and/or post-effective amendments and supplements thereto on behalf of Mobil and its Directors and Officers.

                                 EXHIBIT INDEX

Item                        Description                                                 Page No.
----                        -----------                                                 --------
1-a    Form of Underwriting Agreement. Incorporated by reference to Exhibit 1-a to Registration Statement on Form S-3 (No. 33-34133-01) filed April 2,
       1990.

1-b    Form of Distribution Agreement. Incorporated by reference to Exhibit 1-b to Registration Statement on Form S-3 (No. 33-34133-01) filed April 2,
       1990

3-a    Copies of the following: (i) Certificate of Incorporation of Mobil
       Corporation, as amended, in effect May 20, 1997. Incorporated by reference to Exhibit 3(i).1 filed on Form 8-K, July 11, 1997; (ii)
       Certificate of Designation, Preferences and Rights of Series A Junior
       Participating Preferred Stock of Mobil Corporation dated April 25, 1986.
       Incorporated by reference to Exhibit 3-(a)(ii) to the Registration
       Statement on Form S-3 (No. 33-32651), filed under Form SE dated December
       14, 1989; and (iii) Certificate of Designation, Preferences and Rights of
       Series B ESOP Convertible Preferred Stock of Mobil Corporation, as amended in effect May 20, 1997. Incorporated by reference to Exhibit
       3(i).2 filed on Form 8-K, July 11, 1997.

3-b    Copy of By-Laws of Mobil Corporation as amended to February 27, 1998.
       Incorporated by reference to Exhibit 3.4 filed on Form 8-K, April 9,
       1998.

4-a    Indenture dated as of February 1, 1990 among Mobil Oil Corporation
       Employee Stock Ownership Plan Trust, Mobil Corporation and Continental
       Bank, National Association. Incorporated by reference to Exhibit 4-a to
       Amendment No. 1 to Registration Statement on Form S-3 (No. 33-32651) filed February 13, 1990.

4-b    Forms of Securities. Incorporated by reference to Exhibit 4-b to
       Registration Statement on Form S-3 (No. 33-34133-01) filed April 2, 1990.

5* Opinion of Ralph N. Johanson, Jr., Managing Counsel, Corporate, Finance and Securities of Mobil Corporation, as to the legality of the securities and the guaranties to be issued.

12*    Computation of Ratio of Earnings to Fixed Charges (Unaudited).

23-a* Consent of Ralph N. Johanson, Jr., Managing Counsel, Corporate, Finance and Securities of Mobil Corporation, is contained in his opinion filed as
       Exhibit 5.

Item                        Description                                                 Page No.
----                        -----------                                                 --------
23-b*  Consent of Ernst & Young LLP, Independent Auditors.

24-a*  Powers of Attorney -- Mobil Corporation.

24-b*  Certified Resolution of the Board of Directors of Mobil Corporation.

25*    Statement of Eligibility of Trustee.

99     Mobil Oil Corporation Employee Stock Ownership Plan Trust Agreement dated
       November 21, 1989. Incorporated by reference to Exhibit 28 to
       Registration Statement on Form S-3 (No. 33-32651) filed under Form SE on
       December 14, 1989.


 _______________
*Previously filed.